FOURTH AMENDMENT TO LEASE This Fourth Amendment to Lease (the "Fourth Amendment") is dated for reference purposes this ______ day of May 2021 and is entered into by and between B.H. 70 Equities, LLC, a Delaware limited liability company ("Landlord"), and Iteris, Inc., a Delaware corporation ("Tenant"), with reference to the following recitals. R E C I T A L S: A. On or about May 24, 2007, Crown Carnegie Associates, LLC (“Crown”) and Tenant entered into an Office Lease (the "Original Lease") for that certain premises commonly known as Suites 100 and 200 (the "Original Premises"), 1700 East Carnegie, Santa Ana, California (the "Building"). The Original Premises was comprised of approximately 52,116 rentable square feet of space. Crown subsequently assigned all of its rights and obligations under the Original Lease to RREF II Freeway Acquisitions, LLC (“RREF”) and RREF assumed all of Crown’s rights and obligations under the Orig inal Lease. On or about February 21, 2014, RREF and Tenant entered into a First Amendment to Lease (the “First Amendment”). Pursuant to the First Amendment the size of the Original Premises was reduced by 11,059 rentable square feet. On or about September 29, 2014, RREF and Tenant entered into a Second Amendment to Lease (the “Second Amendment”). The Realty Associates Fund X, L.P. (“Realty Associates”) subsequently purchased the Building from RREF and became the landlord under the Original Lease, the First Amendment and the Second Amendment. On or about December 15, 2016, Landlord and Tenant entered into a Third Amendment to Lease (the “Third Amendment”). Landlord subsequently purchased the Building from Realty Associates and became the landlord under the Original Lease, First Amendment, the Second Amendment and the Third Amendment. The Original Lease as modified by the First Amendment, the Second Amendment and the Third Amendment is hereinafter referred to as the “Lease”. The Premises is currently comprised of approximately 47,037 rentable square feet and is comprised of Suites 100, 200 and 225 (the “Existing Premises”). B. Tenant now desires to return to Landlord the portion of the Premises which is commonly known as Suite 225 and which is depicted on Exhibit A to the Third Amendment (“Suite 225”). Suite 225 contains approximately 5,980 rentable square feet. C. Tenant also desires to lease from Landlord Suite 125 in the Building which contains approximately 6,109 rentable square feet and which is depicted on Exhibit A attached hereto (“Suite 125”). D. References in this Fourth Amendment to the “New Premises” shall mean Suites 100, 200 and 125 containing a total of 47,166 rentable square feet. E. The term of the Lease is now scheduled to expire on March 31, 2022, and Landlord and Tenant desire to extend the term of the Lease for five (5) years and six (6) months. F. Capitalized terms in this Fourth Amendment shall have the same meaning as such capitalized terms have in the Lease unless otherwise defined in this Fourth Amendment. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: 1. Return of Suite 225. (a) Effective Date. On the date that is sixty (60) days after the date this Fourth Amendment is mutually executed and delivered by Landlord and Tenant (the “Suite 225 Effective Date”), time being of the essence, Tenant shall return to Landlord and Landlord shall accept from Tenant Suite 225. From and after the Suite 225 Effective Date, the size of the Premises shall be reduced by 5,980 rentable square feet. From and after the Suite 225 Effective Date, references in the Lease to the “Premises” shall not

2 include Suite 225, and Tenant shall no longer have the right to use or occupy Suite 225. Prior to the Suite 225 Effective Date, Tenant shall cause all its furniture, fixtures, equipment and other personal property located in Suite 225 (the “Personal Property”) to be removed from Suite 225 and return Suite 225 to Landlord in substantially the same condition as it was in when delivered to Tenant originally, damage due to normal wear and tear and casualty excepted. (b) Failure to Return Suite 225. If Tenant fails to vacate Suite 225 and to deliver Suite 225 to Landlord in the condition required by Section 1(a) on the Suite 225 Effective Date, time being of the essence, in addition to all other rights and remedies Landlord may have as a result of such failure, Tenant shall pay to Landlord $790.84 (i.e., $15,816.78 increased by 50% and divided by 30) for each day from the Suite 225 Effective Date until the date that Tenant delivers Suite 225 to Landlord in the condition required by Section 1(a) (the “Per Diem Rent”). The Per Diem Rent shall be paid to Landlord within ten (10) business days after written demand. For example, if Tenant does not deliver possession of Suite 225 to Landlord until ten (10) days after the Suite 225 Effective Date, in addition to any other remedies Landlord may have under the Lease or this Fourth Amendment, Tenant shall pay to Landlord within ten (10) business days after written demand Per Diem Rent in the amount of $7,908.39. Tenant hereby acknowledges that its failure to deliver Suite 225 to Landlord on the Suite 225 Effective Date will cause Landlord to incur damages including, but not limited to, lost rental income, and the exact amount of the damages Landlord will incur will be extremely difficult to ascertain. The receipt of the Per Diem Rent is not Landlord’s exclusive remedy for Tenant’s failure to deliver possession of Suite 225 to Landlord on the Suite 225 Effective Date. By way of example, and not limitation, Landlord shall also have the immediate right to commence an unlawful detainer proceeding or other legal proceeding to obtain possession of Suite 225 if Tenant does not deliver possession of Suite 225 to Landlord on the Suite 225 Effective Date. (c) Suite 225 Base Rent Reduction. From the Suite 225 Effective Date through March 31, 2022, Tenant’s monthly Base Rent shall be reduced by $15,816.78 prorated on a per diem basis for any partial calendar month. From and after April 1, 2022, the amount of Base Rent payable by Tenant shall be governed solely by Section 4 below. (d) Suite 225 Base Rent Abatement. Landlord hereby agrees to waive $15,816.78 of the Base Rent due under the Lease for the second full calendar month after this Fourth Amendment is mutually executed and delivered by Landlord and Tenant. (e) Suite 225 Tenant's Share Reduction. From the Suite 225 Effective Date through March 31, 2022, Tenant’s Share shall be reduced by 7.815% with respect to the Project and 4.662% with respect to the Development. From and after April 1, 2022, Tenant’s Share shall be governed solely by Section 6 below. (f) Suite 225 Parking Reduction. From the Suite 225 Effective Date through March 31, 2022, the number of parking spaces Tenant is entitled to use shall be reduced by twenty-four (24) parking spaces. From and after April 1, 2022, Tenant’s parking rights shall be governed solely by Section 10 below. 2. Lease of Suite 125. (a) Suite 125 Effective Date. Subject to the terms and conditions set forth below, Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to lease from Landlord Suite 125. As of the Suite 125 Effective Date (as defined below), the total rentable area of the Premises shall be increased by 6,109 rentable square feet. From and after the Suite 125 Effective Date, all references in the Lease to the “Premises” shall include Suite 125. The “Suite 125 Effective Date” shall mean the date Landlord provides to Tenant a written notice stating that the Demising Wall (as defined below) is substantially completed. The Demising Wall shall be deemed "substantially" completed when the Demising Wall has been completed except for minor items or defects which can be completed or remedied after Tenant occupies Suite 125

3 without causing substantial interference with Tenant's use of Suite 125. Tenant shall not have the right to use or to occupy Suite 125 prior to the Suite 125 Effective Date. (b) Suite 125 Demising Wall. Prior to the Suite 125 Effective Date, Landlord shall construct a demising wall in the location shown on Exhibit A attached hereto using building standard materials and procedures (the “Demising Wall”). Landlord shall have the right to deduct one-half of the cost of constructing the Demising Wall from the Improvement Allowance (as defined below) and Landlord shall pay the remaining one-half of the cost of the Demising Wall at Landlord’s sole cost and expense. The cost of constructing the Demising Wall shall include, but is not limited to, the cost of architects, engineers, plans, permits, inspection fees, materials, labor and contractor’s fees incurred in connection with the construction of the Demising Wall. (c) Suite 125 Improvements. From and after the Suite 125 Effective Date, Tenant may commence the Improvements (as defined below) it desires to make to Suite 125 subject to the terms of and conditions of Section 11 below. (d) Use of Suite 125 for Business Operations Prior to April 1, 2022. If Tenant begins using Suite 125 for its Business Operations prior to April 1, 2022, from and after the date Tenant first begins using Suite 125 for its Business Operations through March 31, 2022, Tenant’s monthly Base Rent shall be increased by $16,188.85 prorated on a per diem basis for any partial calendar month. “Business Operations” shall mean Tenant’s employees are occupying or using all or any part of Suite 125 for the operation of Tenant’s business as opposed to the construction of Improvements in Suite 125. From and after April 1, 2022, Tenant shall pay Base Rent for Suite 125 pursuant to Section 4 below whether or not Tenant has completed its Improvements to Suite 125 and whether or not Tenant is using Suite 125 for its Business Operations. (e) Direct Expenses. Tenant shall not be obligated to pay any Direct Expenses with respect to Suite 125 between the Suite 125 Effective Date and April 1, 2022. (f) Suite 125 Parking Increase. Between the date Tenant first begins using Suite 125 in its Business Operations and April 1, 2022, the number of parking spaces Tenant is entitled to use shall be increased by twenty-four (24) unreserved parking spaces. From and after April 1, 2022, Tenant’s parking rights shall be governed solely by Section 10 below. 3. Extension of Term. The term of the Lease is hereby extended for five (5) years and six (6) months, and the term of the Lease shall expire on September 30, 2027. 4. Base Rent. Prior to April 1, 2022, Tenant shall continue to pay the monthly Base Rent required by the Lease, as modified by this Fourth Amendment. From and after April 1, 2022, Tenant shall pay as monthly Base Rent the following amounts: Period Base Rent Due Each Month April 1, 2022 – March 31, 2023: $124,989.90 April 1, 2023 – March 31, 2024: $128,739.60 April 1, 2024 – March 31, 2025: $132,601.78 April 1, 2025 – March 31, 2026: $136,579.84 April 1, 2026 – March 31, 2027: $140,677.23 April 1, 2027 – September 30, 2027: $144,897.55 5. Abatement of Base Rent. Landlord hereby agrees to waive the Base Rent due for the months of April, May, June, July, August and September 2022. No amounts due to Landlord under the Lease, as hereby amended, other than the Base Rent referred to above shall be waived.

4 6. Tenant's Share. From and after April 1, 2022, Tenant’s Share with respect to the New Premise shall be 61.64% with respect to the Project and 36.77% with respect to the Development. 7. Base Year. For periods accruing from and after April 1, 2022, the Base Year for the New Premises shall be the calendar year 2022. 8. Direct Expenses. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be obligated to pay Tenant's Share of Direct Expenses attributable to the New Premises during the period commencing on April 1, 2022 and ending March 31, 2023. 9. Limitation on Direct Expense Increases. Section 6(b) of the First Amendment shall not apply to or otherwise limit the payment by Tenant of Tenant’s Share of Direct Expenses accruing from and after April 1, 2022. For periods accruing after the 2023 calendar year (the “First Calendar Year”) Tenant shall not be obligated to pay to Landlord Tenant's Share of Direct Expenses to the extent that increases in Controllable Direct Expenses (as defined below) exceed five percent (5%) of the previous calendar year's Controllable Direct Expenses. For purposes of calculating the First Calendar Year Direct Expenses, it shall be assumed that Tenant was obligated to pay Direct Expenses for the entire First Calendar Year (i.e., it shall be assumed that Tenant paid Direct Expenses in January, February and March of 2023 and that the January, February and March Direct Expenses were not abated pursuant to Section 8 above). “Controllable Direct Expenses” shall mean all Direct Expenses except for Tax Expenses, Insurance Expenses, and utility costs. Nothing contained herein shall limit Tenant’s obligation to pay all Direct Expenses that are not Controllable Direct Expenses. The foregoing limitation shall be applied separately during each calendar year of the term of this Lease, as hereby amended, after the First Calendar Year on a cumulative and compounded basis. The limitation on Direct Expense increases set forth in this Section shall not apply to increases in Direct Expenses during the term of the Extension Option (as defined below), and this Section shall be of no force or effect during the term of the Extension Option. 10. Parking. From and after April 1, 2022, the number of parking spaces allotted to Tenant shall be one hundred forty-three (143) unreserved parking spaces. All other terms related to parking spaces and the Parking Lot shall remain the same. Tenant shall continue to have the right to use (a) the Existing Tenant Fenced Area Spaces (as defined in the Second Amendment) and the Existing Tenant Fenced Area Spaces shall constitute six (6) of the one hundred forty-three (143) parking spaces referred to above, and (b) seven (7) visitor stalls, and the visitor stalls shall constitute seven (7) of the one hundred forty-three (143) parking spaces referred to above. 11. Tenant Improvements. (a) Improvements. Within sixty (60) days after the execution of this Fourth Amendment, Tenant shall submit to Landlord for approval a detailed space plan ("Space Plan") for the improvements to the New Premises which shall include without limitation, the location of doors, partitions, electrical and telephone outlets, plumbing fixtures, heavy floor loads and other special requirements. The Space Plan and the Construction Drawings (as defined below) shall be prepared by Hughes Marino (the “Architect”). Landlord agrees to cooperate with Tenant and its design representatives in connection with the preparation of the Space Plan. Within ten (10) business days after receipt by Landlord of the Space Plan, Landlord (i) shall give its written approval with respect thereto, or (ii) shall notify Tenant in writing of its disapproval and state with specificity the grounds for such disapproval and the revisions or modifications necessary in order for Landlord to give its approval. Within ten (10) business days following Tenant's receipt of Landlord's disapproval, Tenant shall submit to Landlord for approval the requested revisions or modifications. Within five (5) business days following receipt by Landlord of such revisions or modifications, Landlord shall give its written approval with respect thereto or shall request other revisions or modifications therein (but relating only to the extent Tenant has failed to comply with Landlord's earlier requests). The preceding sentence shall be implemented repeatedly until Landlord gives its approval to Tenant's Space Plan. The improvements to be

5 made to the New Premises that are described in the final Space Plan are hereinafter referred to as the “Improvements”. (b) Construction Drawings. If the preparation of the Construction Drawings requires the input of engineers (the "Engineers"), as reasonably determined by Landlord, Architect shall retain Engineers that are reasonably acceptable to Landlord to prepare all plans and engineering drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the New Premises. The plans and specifications to be prepared by the Architect and the Engineers hereunder shall reflect only the improvements described on the Space Plan and shall be known collectively as the "Construction Drawings." Tenant and Architect shall verify, in the field, the dimensions of the New Premises and the conditions at the New Premises, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord shall have the right to approve the Construction Drawings in Landlord’s reasonable discretion, and the Construction Drawings shall not materially deviate from the Space Plan. Landlord's review of the Construction Drawings is for its sole benefit and Landlord shall have no liability to Tenant or Tenant's contractors arising out of or based on Landlord's review. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant or Tenant's Architect, Engineers or contractors by Landlord or Landlord's space planner, architect, engineers and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors arising therefrom. (c) Permits and Changes. The Construction Drawings approved by Landlord (the “Final Construction Drawings”) shall be submitted by Tenant to the appropriate governmental agencies in order to obtain all applicable building permits. Prior to commencing construction of the Improvements, Tenant shall provide Landlord with copies of the permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permits or a certificate of occupancy for the New Premises and that obtaining the same shall be Tenant's sole responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permits or certificate of occupancy. No changes, modifications or alterations in the Final Construction Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. (d) Compliance with Laws. Tenant shall be solely responsible for constructing the Improvements in compliance with all laws. Tenant acknowledges and agrees that it may be obligated to modify, alter or upgrade the New Premises and the systems therein in order to complete the construction of the Improvements, and Landlord shall have no liability or responsibility for modifying, altering or upgrading the New Premises or its existing systems. If, as a result of Improvements constructed in accordance with this Fourth Amendment, Landlord is obligated to comply with the Americans With Disabilities Act or some other law or regulation and such compliance requires Landlord to make any improvements or alterations to any portion of the Development in the common areas of the Development outside the New Premises (an “Exterior Alteration”), Landlord may deduct the cost of making the Exterior Alteration from the Improvement Allowance, and if the cost of making the Exterior Alteration exceeds the monies available in the Improvement Allowance, Tenant shall pay such excess costs to Landlord within thirty (30) days after written demand. (e) Contractors. Landlord shall have the right to approve in advance the contractors (the “Contractors”) used by Tenant to construct the Improvements, in Landlord’s reasonable discretion, and Landlord may require Tenant to use union Contractors. Notwithstanding the forgoing, Landlord shall have the right to designate which subcontractors may perform work on the Building's systems, including, but not limited to, the Building's HVAC, electrical, plumbing, roof and life, fire and safety systems. Tenant's indemnification obligations in the Lease shall also apply with respect to any and all damages, cost, loss or expense (including attorney’s fees) related to any act or omission of Tenant or its Contractors, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Improvements. The Contractors shall carry worker's compensation insurance covering all

6 of their respective employees, public liability insurance, including property damage, and such other insurance as required by Landlord, in Landlord’s sole discretion. Certificates for all insurance carried pursuant to this section shall be delivered to Landlord before the commencement of construction of the Improvements. All such policies of insurance shall name Landlord and its property manager as an additional insured. (f) Construction Procedures. The Contractors shall comply with all of Landlord's rules, regulations and procedures concerning the construction of improvements at the Project (collectively, the "Construction Procedures"), and if any Contractor fails to comply with the Construction Procedures after Landlord has provided the Contractor with written notice of its non-compliance, Landlord shall have the right to prohibit such Contractor from performing any further work in the Building, and Landlord shall have no liability to Tenant due to such prohibition. Landlord's Construction Procedures are available from the Building's property manager. To the extent not inconsistent with the provisions of this Section 11, Article 11 of the Original Lease shall apply to the construction of the Improvements. If there is a conflict between Article 11 of the Original Lease and this Section 11, this Section 11 shall control. Tenant's Contractors shall not perform any construction work at the Building if such work might disturb other tenants of the Building, as determined by Landlord in Landlord’s reasonable discretion, from 8:00 a.m. to 6:00 p.m., Monday through Friday. Tenant and the Contractors shall not have the right, at any time, to disrupt any Building service (e.g., electrical, plumbing etc.) to the Common Areas or to another tenant's premises. Tenant and the Contractors shall only store construction materials inside the New Premises and the Contractors shall not dispose of their refuse or construction materials in the Project's or Developments trash receptacles. Tenant's Contractors shall only use Building entrances and Building freight elevators designated by Landlord to transport construction materials to the New Premises, and Tenant and Tenant's Contractors shall take whatever precautions Landlord may reasonably prescribe to protect the Project and the Development from damages due to such activities. Tenant shall reimburse Landlord for the cost of repairing any damage to the Project or Development caused by the construction of the Improvements. Landlord shall have the right to inspect the Improvements at all times upon reasonable notice to Tenant, provided however, that Landlord's inspection of the Improvements shall not constitute Landlord's approval of the Improvements. Should Landlord reasonably disapprove any portion of the Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects in the Improvements shall be rectified by Tenant at no expense to Landlord. Landlord shall have the right to receive a fee to reimburse it for its costs in providing approvals hereunder and in monitoring the construction of the Improvements in an amount equal to one and one-half percent (1.5%) of the total cost of constructing the Improvements (the "Landlord Fee"). In addition, if Landlord incurs architectural, engineering or other consultants’ fees in evaluating such Improvements (“Third Party Fees”), Tenant shall reimburse Landlord for these fees in addition to the Landlord Fee. Landlord shall have the right to deduct the Landlord Fee and the Third Party Fees from the Improvement Allowance (as defined below). (g) Improvement Allowance. Landlord hereby grants to Tenant an "Improvement Allowance" of $1,320,648.00, which Improvement Allowance shall be used only to reimburse Tenant for the actual out-of-pocket costs paid by Tenant to independent third parties for the construction of the Improvements. After the completion of the construction of the Improvements, Landlord shall make one (1) disbursement of the Improvement Allowance. Prior to Landlord making the disbursement, Tenant shall deliver to Landlord: (A) a request for payment, approved by Tenant, in a form which is reasonably acceptable to Landlord; (B) invoices from all contractors whose work is being paid with respect to such payment request; (C) copies of executed mechanic's lien releases from all of the contractors which shall comply with the provisions of California Civil Code Section 8138; (D) proof that Tenant has previously paid to the contractors the monies described in the payment request; (E) “as built” plans for the Improvements and (F) all other information reasonably requested by Landlord. Within thirty (30) days after Landlord has received all of this information, Landlord shall deliver a check to Tenant in an amount equal to the lesser of (i) the actual monies paid by Tenant to Tenant's contractors with respect to such payment request or (i i) the Improvement Allowance. (h) Unused Allowance. If the actual cost of the Improvements does not exceed the

7 Improvement Allowance, Tenant may use up to $848,988.00 of the unused portion of the Improvement Allowance (the “Maximum Amount”) to (i) reimburse Tenant for the actual out-of-pocket costs it pays to unrelated third parties in order to purchase new furniture, fixtures and equipment for use in the New Premises and to install telephone and computer cabling in the New Premises (collectively, “Expenses”) or (ii) to pay Base Rent due between October 1, 2022 and December 31, 2023 (the “Rent Period”). If Tenant desires to use the unused portion of the Improvement Allowance (not to exceed the Maximum Amount) to reimburse itself for Expenses, Tenant shall provide to Landlord bills, invoices and other information reasonably acceptable to Landlord to document monies paid by Tenant for Expenses, and Landlord shall reimburse Tenant within thirty (30) days after receiving such information for the lesser of the Maximum Amount and amount of the unused Improvement Allowance. After the Improvements are completed, Tenant shall have the right to make one request for the reimbursement of Expenses (the “Reimbursement Request”) and the Reimbursement Request shall include all Expenses for which Tenant requests reimbursement. Landlord shall have no obligation to reimburse Tenant for any Expense that is not included in the Reimbursement Request. In order to allocate all or a portion of the unused Improvement Allowance to the payment of Base Rent (not to exceed the Maximum Amount), Tenant must give written notice to Landlord of the portion of the unused Improvement Allowance it has elected to have allocated to the payment of Base Rent during the Rent Period (a “Rent Allocation Notice”); provided, however, such allocation shall only be for Base Rent due after the date the Rent Allocation Notice is given by Tenant to Landlord. Any portion of the Improvement Allowance that has not been expended on or before December 31, 2023 on the construction of the Improvements, the reimbursement of Expenses or the payment of Base Rent (subject to the limitations set forth above) shall be retained by Landlord, and Tenant shall have no further right to the use of such unused portion of the Improvement Allowance for any purpose. (i) Commencement Date. Tenant shall construct the Improvements after possession of Suite 125 Effective Date, and Tenant’s obligation to pay Base Rent and other charges due under the Lease, as hereby amended, is not conditioned on the completion of the Improvements. 12. Option to Extend. Section 1.2 of the Original Lease is hereby deleted in its entirety. Landlord hereby grants to Tenant the option to extend the term of the Lease, as hereby amended, for one (1) five (5)- year period (the "Extension Option") commencing on October 1, 2027 upon each and all of the following terms and conditions: (a) On a date which is prior to the date that the option period would commence (if exercised) by at least two hundred seventy (270) days and not more than three hundred sixty (360) days, Landlord shall have received from Tenant a written notice of the exercise of the option to extend the Lease for said additional term (an “Exercise Notice”), time being of the essence. If the Exercise Notice is not so given and received, the Extension Option shall automatically expire, Tenant shall no longer have the right to give an Exercise Notice and this section shall be of no further force or effect. If Tenant gives an Exercise Notice, the Exercise Notice and Tenant’s exercise of the Extension Option shall be irrevocable. Tenant shall give the Exercise Notice using certified mail return receipt requested or some other method where the person delivering the package containing the Exercise Notice obtains a signature of the person accepting the package containing the Exercise Notice (e.g., by FedEx with the requirement that the FedEx delivery person obtain a signature from the person accepting the package). It shall be the obligation of Tenant to prove that Landlord received the Exercise Notice in a timely manner. (b) All of the terms and conditions of the Lease, as hereby amended, except where specifically modified by this section shall apply. The Extension Option is personal to the original Tenant (i.e., Iteris, Inc.) and may be exercised only by the original Tenant or an Affiliate (as defined in Section 10.4 of the Original Lease) while original Tenant and or an Affiliate occupy the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than the original Tenant or an Affiliate, including, without limitation, any assignee approved pursuant to Article 10 of the Original Lease. If at the time the Extension Option is exercisable by Tenant or an Affiliate, the Lease has been assigned, or a sublease exists as to any portion of the Premises to a person or entity other than an

8 Affiliate, the Extension Option shall be deemed null and void. Original Tenant or an Affiliate shall have no right to exercise the Extension Option (i) during the time commencing from the date Landlord gives to original Tenant or the Affiliate a notice of default and continuing until the noncompliance alleged in said notice of default is cured, or (ii) if original Tenant or an Affiliate is in default of any of the terms, covenants or conditions of the Lease, as hereby amended. The period of time within which the Extension Option may be exercised shall not be extended or enlarged by reason of original Tenant's or an Affiliate’s inability to exercise the Extension Option due to the circumstances described in the previous sentence. (c) The monthly Base Rent payable during the option term shall be the Market Rate on the date the option term commences. (d) The term "Market Rate" shall mean the annual amount per rentable square foot that a willing, comparable renewal tenant would pay and a willing, comparable landlord of a similar office building would accept at arm's length for similar space, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, but without limitation, operating expense, real estate taxes, and CPI) and the extent of liability under the escalation clauses (i.e., whether determined on a "net lease" basis or by increases over a particular base year or base dollar amount); (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term; (iv) length of lease term; (v) size and location of premises being leased; and (vi) other generally applicable terms and conditions of tenancy for similar space; provided, however, Tenant shall not be entitled to any tenant improvement allowance. If renewal tenants exercising similar market rate extension options are receiving a tenant improvement allowance, this fact shall be taken into consideration in determining the Market Rate. The Market Rate may also designate periodic rental increases and similar economic adjustments. (e) If Tenant exercises the Extension Option, Landlord shall determine the Market Rate by using its good faith judgment. Landlord shall provide Tenant with written notice of such amount on or before the date that is ninety (90) days prior to the date that the term of the Extension Option will commence. Tenant shall have fifteen (15) days ("Tenant's Review Period") after receipt of Landlord's notice of the new rental within which to accept such rental. In the event Tenant fails to accept in writing such rental proposal by Landlord, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's Review Period ("Outside Agreement Date"), then each party shall place in a separate sealed envelope their final proposal as to the Market Rate, and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below. (i) Landlord and Tenant shall meet with each other within five (5) business days after the Outside Agreement Date and exchange their sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the Market Rate within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate broker or agent who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of similar buildings in the geographical area of the Premises. Neither Landlord nor Tenant shall consult with such broker or agent as to his or her opinion as to the Market Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted Market Rate for the Premises is the closest to the actual Market Rate for the Premises as determined by the arbitrator, taking into account the requirements for determining Market Rate set forth herein. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information such party deems relevant to the determination of the Market Rate ("MR Data"), and the other party may submit a reply in writing within five (5) business days after receipt of such MR Data.

9 (ii) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Market Rate and shall notify Landlord and Tenant of such determination. (iii) The decision of the arbitrator shall be final and binding upon Landlord and Tenant. (iv) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the presiding judge of the Superior Court for the county in which the Premises is located, or, if he or she refuses to act, by any judge having jurisdiction over the parties. (v) The cost of the arbitration shall be paid by Landlord and Tenant equally. (vi) Landlord shall have the right to require Tenant to execute and to deliver to Landlord an amendment to the Lease that accurately sets forth the extended term of the Lease and the new Base Rent and other economic terms, if any. Within ten (10) days after Landlord provides the amendment to Tenant, Tenant shall execute the amendment and deliver the amendment to Landlord. Landlord’s election not to require Tenant to execute an amendment shall not invalidate Tenant’s exercise of the Extension Option. 13. Right of Offer. Article 33 of the Original Lease is hereby deleted in its entirety and shall be of no force or effect. 14. Conflict. If there is a conflict between the terms and conditions of this Fourth Amendment and the terms and conditions of the Lease, the terms and conditions of this Fourth Amendment shall control. Except as modified by this Fourth Amendment, the terms and conditions of the Lease shall remain in full force and effect. Capitalized terms included in this Fourth Amendment shall have the same meaning as capitalized terms in the Lease unless otherwise defined herein. Tenant hereby acknowledges and agrees that the Lease is in full force and effect, Landlord is not currently in default under the Lease, and, to the best of Tenant’s knowledge, no event has occurred which, with the giving of notice or the passage of time, or both, would ripen into Landlord’s default under the Lease. The Lease, as hereby amended, contains all agreements of the parties with respect to the lease of the Premises. No prior or contemporaneous agreement or understanding pertaining to the Lease, as hereby amended, shall be effective. 15. Brokers. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder in connection with the negotiation of this Fourth Amendment except CBRE, Inc., who has exclusively represented Landlord, and Hughes Marino (David Marino and Alex Musetti), who has exclusively represented Tenant, and no other broker, person, or entity is entitled to any commission or finder's fee in connection with the negotiation of this Fourth Amendment, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party. 16. Authority. The persons executing this Fourth Amendment on behalf of the parties hereto represent and warrant that they have the authority to execute this Fourth Amendment on behalf of said parties and that said parties have authority to enter into this Fourth Amendment. 17. Confidentiality. Tenant acknowledges and agrees that the terms of this Fourth Amendment are confidential and constitute proprietary information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the property and may impair Landlord's relationship with other tenants of the property. Tenant agrees that it and its partners, officers,

10 directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Fourth Amendment to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord's sole discretion. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach. 18. Execution. This Fourth Amendment and any documents or addenda attached hereto (collectively, the “Documents”) may be executed in two or more counterpart copies, each of which shall be deemed to be an original and all of which together shall have the same force and effect as if the parties had executed a single copy of the Document. Landlord and Tenant shall have the right to insert the name of the person executing a Document on behalf of Landlord or Tenant in Landlord’s or Tenant’s signature block using an electronic signature (an “Electronic Signature”). A Document delivered by Landlord or Tenant with an Electronic Signature shall be binding on Landlord and Tenant as if the Document had been originally executed using an ink signature. A Document executed by Landlord or Tenant and delivered to the other party in PDF, facsimile or similar electronic format (collectively, “Electronic Format”) shall be binding on the party delivering the executed Document with the same force and effect as the delivery of a printed copy of the Document with an original ink signature. At any time upon Landlord’s written request, Tenant shall provide Landlord with a printed copy of the Document with an original ink signature. This Section describes the only ways in which Documents may be executed and delivered by the parties. An email from Landlord, its agents, brokers, attorneys, employees or other representatives shall never constitute Landlord’s Electronic Signature or be otherwise binding on Landlord. Subject to the limitations set forth above, the parties agree that a Document executed using an Electronic Signature and/or delivered in Electronic Format may be introduced into evidence in a proceeding arising out of or related to the Document as if it was a printed copy of the Document executed by the parties with original ink signatures. Landlord shall have no obligation to retain copies of Documents with original ink signatures, and Landlord shall have the right, in its sole discretion, to elect to discard originals and to retain only copies of Documents in Electronic Format. 19. Delivery of Amendment. Preparation of this Fourth Amendment by Landlord or Landlord's agent and submission of same to Tenant shall not be deemed an offer by Landlord to enter into this Fourth Amendment. This Fourth Amendment shall become binding upon Landlord only when fully executed by all parties. The delivery of this Fourth Amendment to Tenant shall not constitute an agreement by Landlord to negotiate in good faith, and Landlord expressly disclaims any legal obligation to negotiate in good faith. To Landlord’s actual knowledge, as of the date of this Fourth Amendment, the Premises has not undergone an inspection by a certified access specialist. Landlord’s actual knowledge shall mean and be limited to the actual knowledge of the person who is the Building owner’s asset manager (not the Building’s property manager) on the date this Fourth Amendment is executed by Landlord, without any duty of inquiry or investigation, and such asset manager shall have no personal liability if such representation is untrue. 20. Notices. All notices provided by Tenant to Landlord pursuant to the Lease shall be sent to the following addresses: B.H. Equities 70 LLC c/o B.H. Management Inc. P.O. Box 49993 Los Angeles, California 90049 Attention: Arsalan Gozini If sent via Overnight Courier: B.H. Equities 70 LLC c/o B.H. Management Inc. 11111 Santa Monica Boulevard, Suite 600 Los Angeles, California 90025

11 Attention: Arsalan Gozini [Remainder of page left intentionally blank.]

12 IN WITNESS WHEREOF, the parties hereby execute this Fourth Amendment as of the date first written above. LANDLORD: BH Equities 70 LLC, a Delaware limited liability company By: _______________________ Name: Natalie Gozini Its: Manager

13 TENANT: Iteris, Inc., a Delaware corporation By: __________________________________ __________________________________ (print name) Its: __________________________________ (print title) By: __________________________________ __________________________________ (print name) Its: __________________________________ (print title)

14 Exhibit A (Depiction of Suite 125 and Location of Demising Wall)